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                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

               The undersigned, Director, President and Chief Executive Officer of General Chemical Industrial Products Inc. (the "Company"), does hereby constitute and appoint Stewart A. Fisher as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to execute and deliver in his name and on his behalf:

               (a) one or more Registration Statements on Form S-4 or any other appropriate form (each, a "Registration Statement") of the Company to be filed by the Company with the Securities and Exchange Commission ("SEC") (including, without limitation, Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act")) for the purpose of offering to exchange (the "Exchange Offer") up to $100 million aggregate principal amount of the Company's 10 5/8% Senior Subordinated Notes due 2009 (the "New Notes") for a like principal amount of the Company's issued and outstanding
        10 5/8% Senior Subordinated Notes due 2009 (the "Old Notes"); and

               (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the Exchange Offers which such attorney-in-fact and agent deems necessary or advisable to enable the Company to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, England and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Such attorney-in-fact and agent shall have, and may exercise, all of the powers hereby conferred.





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               IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 7th day of June, 1999.

                                            /s/ DeLyle Bloomquist
                                           -------------------------------------
                                            DeLyle Bloomquist


Witness:


 /s/ H. Scott Ellis
------------------------------
 H. Scott Ellis